File No. 333-160804

Note: The following Form of Receipt and Statement of Terms and Conditions is being filed to amend the Company name from Capitec Bank Holdings Limited to Capitec Limited, and also to amend and update the terms and conditions of the American Depositary Shares in various other respects, effective August 31, 2026.

AMERICAN DEPOSITARY SHARES

(One (1) American Depositary Share represents

One-half (1/2) of one Share)

THE BANK OF NEW YORK MELLON

FORM OF AMERICAN DEPOSITARY RECEIPT

AND

STATEMENT OF TERMS AND CONDITIONS

WITH RESPECT TO

AMERICAN DEPOSITARY SHARES

REPRESENTING

COMMON SHARES OF

CAPITEC LIMITED (THE “COMPANY”)

(INCORPORATED UNDER THE LAWS OF SOUTH AFRICA)

The Depositary (as defined below) hereby certifies that______________________, is the Owner of _________________ American Depositary Shares (as defined below), subject to the Terms and Conditions set forth below.

1.                   AMERICAN DEPOSITARY SHARES; AMERICAN DEPOSITARY RECEIPTS.

(a)       “American Depositary Shares” are securities issued under these Terms and Conditions (these “Terms and Conditions”) that consist of rights with respect to shares of the class identified above (“Shares”) or evidence of rights to receive Shares, that have been deposited with The Bank of New York Mellon, or its successor as depositary (the “Depositary”), or with the Depositary’s custodian (the “Custodian”). Each American Depositary Share represents the amount of Shares specified above, except as provided in Article 9 in the case of a distribution of Shares or Article 11 in the case of a change in the Deposited Securities (as defined below). American Depositary Shares may be certificated securities evidenced by American Depositary Receipts (“Receipts”) or uncertificated securities. These Terms and Conditions constitute part of each Receipt and, except for those provisions that refer specifically to Receipts, all the provisions of these Terms and Conditions shall apply to both certificated and uncertificated American Depositary Shares.

(b)       The term “deliver”, or its noun form, when used with respect to Shares or other Deposited Securities, shall mean (i) book-entry transfer of those Shares or other Deposited Securities to an account maintained by an institution authorized under applicable law to effect transfers of those securities designated by the person entitled to that delivery or (ii) physical transfer of certificates evidencing those Shares or other Deposited Securities registered in the name of, or duly endorsed or accompanied by proper instruments of transfer to, the person entitled to that delivery. The term “deliver”, or its noun form, when used with respect to American Depositary Shares, shall mean (i) registration of those American Depositary Shares in the name of The Depository Trust Company (“DTC”) or another securities depository, or its nominee, and book-entry transfer of those American Depositary Shares to an account at DTC or another securities depository designated by the person entitled to that delivery, (ii) registration of those American Depositary Shares not evidenced by a Receipt on the books of the Depositary in the name requested by the person entitled to that delivery and mailing to that person of a statement confirming that registration or (iii) if requested by the person entitled to that delivery, execution and delivery at the Depositary’s Office to the person entitled to that delivery of one or more Receipts evidencing those American Depositary Shares registered in the name requested by that person. The term “Deposited Securities” shall mean the Shares deposited under these Terms and Conditions (including such evidence of the right to receive the same), and any and all other securities, cash and other property held by the Depositary in place thereof or in addition thereto as provided herein. The term “Holder” shall mean any person holding a Receipt or a security entitlement or other interest in American Depositary Shares, whether for its own account or for the account of another person, but that is not the Owner of that Receipt or those American Depositary Shares. The term “Owner” shall mean the person in whose name American Depositary Shares are registered on the books of the Depositary from time to time. The term “surrender”, when used with respect to American Depositary Shares, shall mean (i) one or more book-entry transfers of American Depositary Shares to the DTC or other securities depository account of the Depositary, (ii) delivery to the Depositary at its Office of an instruction to surrender American Depositary Shares not evidenced by a Receipt or (iii) surrender to the Depositary at its Office of one or more Receipts evidencing American Depositary Shares. The Depositary’s “Office” at which the American Depositary Shares are administered and its principal executive office are located at 240 Greenwich Street, New York, New York 10286.

(c)       These Terms and Conditions constitute a continuing agreement between the Depositary and all Owners and Holders from time to time and shall govern the rights and duties of the Owners and Holders and the Depositary with respect to the American Depositary Shares and the Deposited Securities. By accepting or holding American Depositary Shares, each Owner and Holder consents and agrees to these Terms and Conditions. The issuer of the American Depositary Shares is deemed to be the legal entity resulting from the agreement provided for by these Terms and Conditions.

2.                   SURRENDER OF AMERICAN DEPOSITARY SHARES AND WITHDRAWAL OF DEPOSITED SECURITIES CANCELLATION OF AMERICAN DEPOSITARY SHARES.

Upon surrender of American Depositary Shares for the purpose of withdrawal of the Deposited Securities represented thereby and payment of the fee of the Depositary for the surrender of American Depositary Shares as provided in Article 14 and payment of all taxes and governmental charges payable in connection with that surrender and withdrawal of the Deposited Securities, and subject to these Terms and Conditions, the Owner of those American Depositary Shares shall be entitled to delivery (to the extent delivery can then be lawfully and practicably made), to or as instructed by that Owner, of the amount of Deposited Securities at the time represented by those American Depositary Shares, but not any money or other property as to which a record date for distribution to Owners has passed (since money or other property of that kind will be delivered or paid on the scheduled payment date to the Owner as of that record date), and except that the Depositary shall not be required to accept surrender of American Depositary Shares for the purpose of withdrawal to the extent it would require delivery of a fraction of a Deposited Security. The Depositary may cancel American Depositary Shares, upon notice to the Owners, in accordance with Article 11 or to the extent there are insufficient deposited Shares in respect of the outstanding American Depositary Shares as a result of an increase in the number of Shares each American Depositary Share represents. If the Depositary cancels American Depositary Shares under the preceding sentence, it shall also call for surrender of the outstanding Receipts to be replaced with new Receipts evidencing the numbers of American Depositary Shares held by the Owners after that cancellation. Surrenders and cancellations of American Depositary Shares shall incur fees of the Depositary as provided in Article 14, and the Depositary may also require Owners or former Owners to pay taxes and governmental charges payable in connection therewith. If Deposited Securities are delivered physically upon surrender of American Depositary Shares for the purpose of withdrawal, that delivery will be made at the office of the Custodian, except that, at the request, risk and expense of the surrendering Owner, and for the account of that Owner, the Depositary shall direct the Custodian to forward any cash or other property comprising, and a certificate or certificates, if applicable, and other proper documents of title, if any, for, the Deposited Securities represented by the surrendered American Depositary Shares to the Depositary for delivery at the Depositary’s Office or to another address specified in the order received from the surrendering Owner. The Depositary shall direct the Custodian with respect to delivery of Deposited Securities and may charge the surrendering Owner a fee and its expenses for giving that direction by cable (including SWIFT) or facsimile transmission.

3.                   TRANSFER OF AMERICAN DEPOSITARY SHARES; LIMITATIONS ON ISSUANCE, TRANSFER AND SURRENDER.

(a)       So long as any American Depositary Shares are outstanding, the Depositary will maintain an office for the registration of American Depositary Shares and transfers of American Depositary Shares and where the Owners may, during regular business hours, inspect the register of Owners.

(b)       The Depositary, subject to these Terms and Conditions, shall register a transfer of American Depositary Shares on its transfer books upon (i) in the case of certificated American Depositary Shares, surrender of the Receipt evidencing those American Depositary Shares, by the Owner or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer or (ii) in the case of uncertificated American Depositary Shares, receipt from the Owner of a proper instruction, and, in either case, duly stamped as may be required by the laws of the State of New York and of the United States of America. Upon registration of a transfer, the Depositary shall deliver the transferred American Depositary Shares to or upon the order of the person entitled thereto.

(c)       The Depositary, subject to these Terms and Conditions, shall, upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of that Receipt or those Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

(d)       The Depositary, upon surrender of certificated American Depositary Shares for the purpose of exchanging for uncertificated American Depositary Shares, shall cancel the Receipt evidencing those certificated American Depositary Shares and send the Owner a statement confirming that the Owner is the owner of the same number of uncertificated American Depositary Shares. The Depositary, upon receipt of a proper instruction from the Owner of uncertificated American Depositary Shares for the purpose of exchanging for certificated American Depositary Shares, shall cancel those uncertificated American Depositary Shares and register and deliver to the Owner a Receipt evidencing the same number of certificated American Depositary Shares.

(e)       As conditions precedent to the delivery, registration of transfer, or surrender of any American Depositary Shares or split-up or combination of any Receipt or withdrawal of any Deposited Securities, the Depositary or the Custodian may require (i) payment from the depositor of the Shares or the presenter of the Receipt or instruction for registration of transfer or surrender of American Depositary Shares not evidenced by a Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and of any applicable fees as provided in these Terms and Conditions, (ii) production of proof satisfactory to it as to the identity and genuineness of any signature and (iii) compliance with any regulations the Depositary may establish consistent with the provisions of these Terms and Conditions. The delivery of American Depositary Shares against deposit of Shares generally or against deposit of particular Shares may be suspended, or the registration of transfer of American Depositary Shares in particular instances may be refused, or the registration of transfer of outstanding American Depositary Shares generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of these Terms and Conditions, or for any other reason.

4.                   PROOF OF CITIZENSHIP OR RESIDENCE; DISCLOSURE OF BENEFICIAL OWNERSHIP; OWNERSHIP LIMITATIONS.

(a)       The Depositary may require any Owner or Holder, or any person presenting securities for deposit against the issuance of American Depositary Shares, from time to time, to provide such proof of citizenship or residence and to furnish such other information, by affidavit or otherwise, and to execute such certificates and other instruments as the Depositary may deem necessary or proper, and the Depositary may withhold the issuance or registration of transfer of any American Depositary Shares or payment of any dividends or delivery of any other property to any Owner, Holder or other person, as the case may be, that does not provide those proofs, certificates or other instruments.

(b)       Each Owner and Holder agrees to comply with any applicable law or regulation or provision of the articles of association or similar document of the issuer of Deposited Securities with respect to disclosure of or limitation on beneficial ownership of Deposited Securities as if American Depositary Shares were the Deposited Securities they represent, whether or not the Depositary has notified Owners of any requirement of that kind.

(c)       Each Owner and Holder agrees to provide all information known to it in response to a request made pursuant to this Article.  Each Holder consents to the disclosure by the Depositary and by the Owner or other Holder through which it directly or indirectly holds American Depositary Shares of all information responsive to a request made pursuant to this Article relating to that Holder that is known to that Owner or other Holder.

5.                   TRANSFERABILITY; RECORD-OWNERSHIP.

It is a condition of the American Depositary Shares, and every successive Owner and Holder of American Depositary Shares, by accepting or holding the same, consents and agrees, that American Depositary Shares evidenced by a Receipt, when the Receipt is properly endorsed or accompanied by proper instruments of transfer, shall be transferable as certificated registered securities under the laws of the State of New York and that American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of the State of New York. The Depositary, notwithstanding any notice to the contrary, may treat the Owner of American Depositary Shares as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in these Terms and Conditions and for all other purposes, and the Depositary shall have no obligation and shall not be subject to any liability with respect to American Depositary Shares to any person other than the Owner.

6.                   TAX LIABILITY.

If any tax or other governmental charge shall become payable with respect to or in connection with any American Depositary Shares or any Deposited Securities represented by any American Depositary Shares or in connection with a transaction to which Article 11 applies, that tax or other governmental charge shall be payable by the Owner to the Depositary. The Depositary may refuse to register any transfer of those American Depositary Shares or any withdrawal of Deposited Securities represented by those American Depositary Shares until that payment is made, and may withhold any dividends or other distributions or the proceeds thereof, or may sell for the account of the Owner any part or all of the Deposited Securities represented by those American Depositary Shares, and may apply those dividends or other distributions or the net proceeds of any sale of that kind in payment of that tax or other governmental charge but, even after a sale of that kind, the Owner shall remain liable for any deficiency. The Depositary shall distribute any net proceeds of a sale made under this Article that are not used to pay taxes or governmental charges to the Owners entitled to them in accordance with Article 9. If the number of Shares represented by each American Depositary Share decreases as a result of a sale of Deposited Securities under this Article, the Depositary may call for surrender of the American Depositary Shares to be exchanged on a mandatory basis for a lesser number of American Depositary Shares and may sell American Depositary Shares to the extent necessary to avoid distributing fractions of American Depositary Shares in that exchange and distribute the net proceeds of that sale to the Owners entitled to them. Each Owner and Holder agrees to indemnify the Depositary and the Custodian and their respective directors, employees, agents and affiliates for, and hold each of them harmless against, any claim by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced withholding at source or other tax benefit received by it.

7.                   REPRESENTATIONS AND WARRANTIES; OFFERING RESTRICTIONS.

Every person presenting Shares for deposit shall be deemed thereby to represent and warrant that those Shares and each certificate, if any, for them are validly issued, fully paid and non-assessable, that those Shares were not issued in violation of any preemptive or similar rights of the holders of any securities of the Company and that the person making such deposit is duly authorized so to do. Every depositing person shall also be deemed to represent that the Shares, at the time of deposit, are not Restricted Securities. “Restricted Securities” shall mean Shares that (i) are “restricted securities,” as defined in Rule 144 under the Securities Act of 1933, as amended (the “Securities Act of 1933”), except for Shares that could be resold in reliance on Rule 144 without any conditions, (ii) are beneficially owned by an officer, director (or person performing similar functions) or other affiliate of the Company, (iii) were acquired by the depositor from the Company or an affiliate of the Company outside the United States less than 40 days before the date of deposit, (iv) otherwise would require registration under the Securities Act of 1933 in connection with the public offer and sale thereof in the United States or (v) are subject to other restrictions on sale or deposit under the laws of South Africa, a shareholder agreement or the articles of association or similar document of the Company.

THE AMERICAN DEPOSITARY SHARES HAVE BEEN REGISTERED FOR PRIMARY PUBLIC OFFERING AND SALE ONLY IN THE UNITED STATES OF AMERICA AND NOT IN ANY OTHER JURISDICTION. ACCORDINGLY, SHARES MAY NOT BE DEPOSITED FOR THE PURPOSE OF DELIVERY OF AMERICAN DEPOSITARY SHARES, DIRECTLY OR INDIRECTLY,  TO OR FOR THE ACCOUNT OR BENEFIT OF ANY PERSON LOCATED IN ANY JURISDICTION OUTSIDE THE UNITED STATES WHERE PRIMARY PUBLIC OFFERING, SALE OR DISTRIBUTION OF THE AMERICAN DEPOSITARY SHARES OR DISTRIBUTION OF THIS STATEMENT OF TERMS AND CONDITIONS AS A PROSPECTUS FOR AMERICAN DEPOSITARY SHARES IS PROHIBITED BY LAW OR ANY REGISTRATION, QUALIFICATION, FILING OR APPROVAL WITH OR BY ANY SECURITIES REGULATORY AUTHORITY WOULD BE REQUIRED FOR THAT OFFERING, SALE OR DISTRIBUTION.  Prospective depositors of Shares and any person acting for them are responsible for compliance with the foregoing offering restriction and, by delivering Shares for deposit, shall be deemed to represent and warrant that each distribution of this Statement of Terms and Conditions as a prospectus and each requested delivery of American Depositary Shares in respect of that deposit will comply with applicable laws and regulations in each jurisdiction in which a person that will acquire a beneficial interest in those American Depositary Shares is located.

All representations and warranties shall survive the deposit of Shares and the delivery of American Depositary Shares.

8.                   AVAILABLE INFORMATION; REPORTS OF ISSUER OF DEPOSITED SECURITIES; VOTING RIGHTS.

(a)       As of the date of the establishment of the program for issuance of American Depositary Shares, the Depositary believed, based on limited investigation, that the Company either (i) was subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act of 1934”) and, accordingly, files reports with the Securities and Exchange Commission or (ii) publishes information in English on its internet website or another electronic information delivery system generally available to the public in its primary trading market, in either case in compliance with Rule 12g3-2(b) under the Securities Exchange Act of 1934 as in effect and applicable to the Company at that time.  The internet website address where that information was published was www.capitecbank.co.za. However, the Depositary does not assume any duty to determine if any issuer of Deposited Securities is complying with the current requirements for periodic reporting under the Securities Exchange Act of 1934 or publishing information under Rule 12g3-2(b) under that Act or otherwise meeting the requirements for the exemption provided by that Rule, or to take any action if that issuer is not complying with those requirements.

(b)       The Depositary shall have no obligation to give notice to Owners or Holders of any meeting of holders of Deposited Securities or of any report of or communication from the issuer of any Deposited Securities, or of any other matter concerning the affairs of that issuer. The Depositary undertakes to make available for inspection by Owners at its Office any reports and communication received from an issuer of Deposited Securities that are both (i) received by the Depositary as the holder of the Deposited Securities and (ii) made generally available to the holders of the Deposited Securities by that issuer. Those reports and communications will be available only in the language in which they were received by the Depositary from the issuer of the Deposited Securities, except to the extent, if any, that the Depositary in its sole discretion elects to (i) translate into English any of those reports or communications that were not in English when received by the Depositary and (ii) make those translations, if any, available for inspection by Owners.

(c)       The Depositary may, but assumes no obligation to, solicit instructions from Owners as to the exercise of any voting rights with respect to the Deposited Securities. Upon the written request of the Owner of American Depositary Shares and payment to the Depositary of the Depositary’s fees and any expense involved, the Depositary may, in its sole discretion, but assumes no obligation to, endeavor to exercise any voting rights with respect to the amount of the Deposited Securities represented by those American Depositary Shares in accordance with that request. The Depositary shall not exercise voting rights with respect to Deposited Securities except in accordance with the written request of an Owner.

9.                   DISTRIBUTIONS; PAYMENT CURRENCY AND CONVERSION OF CURRENCY.

(a)       The Depositary (a) shall distribute or otherwise make available to the Owners, at the times and in a manner that it determines, any distributions of cash, Shares or other securities or property (other than rights to subscribe for securities) that it receives in respect of Deposited Securities and (b) may (but is not obligated to) exercise on behalf of Owners or distribute to Owners, at the times and in a manner that it determines, any rights to subscribe for securities received in respect of Deposited Securities, in each case after deduction, or upon payment of the fees and expenses of the Depositary as provided in Article 14 and any applicable taxes. However, the Depositary shall not be obligated to distribute or make available any securities unless it has received satisfactory assurances, which may be an opinion of United States counsel, that the distribution is registered under, or is exempt from or not subject to the registration requirements of, the Securities Act of 1933 or any other applicable law, or if the Depositary otherwise determines that making that distribution would not be practicable. If the Depositary is not obligated, under the preceding sentence, to distribute or make available a distribution, the Depositary may sell the Shares, other securities or rights to subscribe for securities that it received, and the Depositary shall distribute the net proceeds of a sale of that kind to the Owners entitled to them, after deduction or upon payment of the fees and expenses of the Depositary as provided in Article 14 and any applicable taxes. In lieu of distributing fractional American Depositary Shares for distributed Shares or other fractional securities, the Depositary may, in its discretion, sell the aggregate of those fractions and distribute the net proceeds to the Owners entitled to them. In the case of rights to subscribe for securities, the Depositary may, in its discretion, seek instructions from Owners as to the disposition to be made of those rights. If the Depositary does not exercise, distribute or sell rights, the Depositary shall allow those rights to lapse. Sales of Shares, other securities, rights or other property by the Depositary shall be made at the times and in a manner that the Depositary determines. The Depositary will not pay any Owner a fraction of one cent, but will round each Owner’s entitlement to the nearest whole cent.

(b) The Depositary or one of its agents or affiliates or the Custodian shall convert or cause to be converted, by sale or in any other manner it determines, foreign currency available for distribution to Owners into U.S. dollars. However, if the Depositary determines that in its judgment that foreign currency is not convertible in its entirety or with respect to the Owners of certain American Depositary Shares on a reasonable basis into U.S. dollars available to it in the City of New York, or if any required approval or license of any government or agency for such conversion is denied or is not obtainable within a reasonable period, the Depositary may in its discretion make the conversion and distribution in U.S. dollars to the extent possible to the Owners entitled thereto at the times that it determines and shall with respect to any such currency not converted or convertible either (i) distribute that foreign currency to the Owners entitled to it or (ii) hold that currency for the accounts of those Owners, uninvested and without liability for interest thereon. The Depositary may convert currency itself or through any of its affiliates, or the Custodian or the Company may convert currency and pay U.S. dollars to the Depositary. Where the Depositary converts currency itself or through any of its affiliates, the Depositary acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account.  The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under these Terms and Conditions and the rate that the Depositary or its affiliate receives when buying or selling foreign currency for its own account.  The Depositary makes no representation that the exchange rate used or obtained by it or its affiliate in any currency conversion under these Terms and Conditions will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to Owners, subject to the Depositary’s obligations under Article 12.  The methodology used to determine exchange rates used in currency conversions made by the Depositary is available upon request. Where the Custodian converts currency, the Custodian has no obligation to obtain the most favorable rate that could be obtained at the time or to ensure that the method by which that rate will be determined will be the most favorable to Owners, and the Depositary makes no representation that the rate is the most favorable rate and will not be liable for any direct or indirect losses associated with the rate.  In certain instances, the Depositary may receive dividends or other distributions from the Company in U.S. dollars that represent the proceeds of a conversion of foreign currency or translation from foreign currency at a rate that was obtained or determined by or on behalf of the Company and, in such cases, the Depositary will not engage in, or be responsible for, any foreign currency transactions and it makes no representation that the rate obtained or determined by the Company is the most favorable rate and it will not be liable for any direct or indirect losses associated with the rate.

10.               RECORD DATES ESTABLISHED BY DEPOSITARY.

Whenever a cash dividend, cash distribution or any other distribution is made on Deposited Securities or rights to subscribe for securities are issued with respect to Deposited Securities (which rights will be delivered to or exercised or sold on behalf of Owners) or the Depositary receives notice that a distribution or issuance of that kind will be made, or whenever the Depositary receives notice that a meeting of holders of Shares will be held in respect of which the Depositary will solicit voting instructions from Owners, or whenever the Depositary will assess a fee or charge against the Owners, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary otherwise finds it necessary or convenient, the Depositary shall fix a record date, (a) for the determination of the Owners (i) who shall be entitled to receive the benefit of that dividend or other distribution or those rights, (ii) who shall be entitled to give instructions for the exercise of voting rights at that meeting, (iii) who shall be responsible for that fee or charge or (iv) for any other purpose for which the record date was set, or (b) on or after which each American Depositary Share will represent the changed number of Shares.

11.               TENDER AND EXCHANGE OFFERS; REDEMPTION, REPLACEMENT OR CANCELLATION OF DEPOSITED SECURITIES.

(a)       The Depositary shall not tender any Deposited Securities in response to any voluntary cash tender offer, exchange offer or similar offer made to holders of Deposited Securities except when instructed in writing to do so by an Owner surrendering American Depositary Shares and subject to any conditions or procedures the Depositary may require.

(b)       If the Depositary receives a written notice that Deposited Securities have been redeemed for cash or otherwise purchased for cash in a transaction that is mandatory and binding on the Depositary as a holder of those Deposited Securities (a “Redemption”), the Depositary shall (i) if required, surrender Deposited Securities that have been redeemed to the issuer or its agent on the redemption date, (ii) send a notice to Owners (A) notifying them of that Redemption, (B) calling for surrender of a corresponding number of American Depositary Shares and (C) notifying them that the called American Depositary Shares have been converted into a right only to receive the money received by the Depositary upon that Redemption and those net proceeds shall be the Deposited Securities to which Owners of those converted American Depositary Shares shall be entitled upon surrenders of those American Depositary Shares in accordance with Article 2 or 13 and (iii) distribute the money received upon that Redemption to the Owners entitled to it upon surrender by them of called American Depositary Shares in accordance with Article 1 (and, for the avoidance of doubt, Owners shall not be entitled to receive that money or other property under Article 9). If the Redemption affects less than all the Deposited Securities, the Depositary shall call for surrender a corresponding portion of the outstanding American Depositary Shares and only those American Depositary Shares will automatically be converted into a right to receive the net proceeds of the Redemption. The Depositary shall allocate the American Depositary Shares converted under the preceding sentence among the Owners pro-rata to their respective holdings of American Depositary Shares immediately prior to the Redemption, except that the allocations may be adjusted so that no fraction of a converted American Depositary Share is allocated to any Owner.

(c)       If the Depositary is notified of or there occurs any change in nominal value or any subdivision, combination or any other reclassification of the Deposited Securities or any recapitalization, reorganization, sale of assets substantially as an entirety, merger or consolidation affecting the issuer of the Deposited Securities or to which it is a party that is mandatory and binding on the Depositary as a holder of Deposited Securities and as a result securities or other property have been or will be delivered in exchange, conversion, replacement or in lieu of, Deposited Securities (a “Replacement”), then (i) the Depositary shall, if required, surrender the old Deposited Securities affected by that Replacement of Shares and hold, as new Deposited Securities under these Terms and Conditions, the new securities or other property delivered to it in that Replacement. However, if in the opinion of the Depositary it is not lawful or not practical for it to hold those new Deposited Securities under the Deposit Agreement because those new Deposited Securities may not be distributed to Owners without registration under the Securities Act of 1933 or for any other reason, the Depositary may elect to sell those new Deposited Securities, at public or private sale, at such places and on such terms as it deems proper and proceed as if those new Deposited Securities had been Redeemed under paragraph (b) above.

(d)       In the case of a Replacement where the new Deposited Securities will continue to be held under these Terms and Conditions, the Depositary may call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing the new Deposited Securities and the number of those new Deposited Securities represented by each American Depositary Share. If the number of Shares represented by each American Depositary Share decreases as a result of a Replacement, the Depositary may call for surrender of the American Depositary Shares to be exchanged on a mandatory basis for a lesser number of American Depositary Shares and may sell American Depositary Shares to the extent necessary to avoid distributing fractions of American Depositary Shares in that exchange and distribute the net proceeds of that sale to the Owners entitled to them.

(e)       If there are no Deposited Securities with respect to American Depositary Shares, including if the Deposited Securities are cancelled, or the Deposited Securities with respect to American Depositary Shares become apparently worthless, the Depositary may call for surrender of those American Depositary Shares or may cancel those American Depositary Shares, upon notice to Owners.

12.               LIABILITY OF DEPOSITARY.

Neither the Depositary nor any of its directors, employees, agents or affiliates shall incur any liability to any Owner or Holder:

(i) if by reason of (A) any provision of any present or future law or regulation or other act or action of the government of the United States, any State of the United States or any other state or jurisdiction, or of any governmental or regulatory authority or stock exchange; (B) any provision, present or future, of the articles of association or similar document of the Company, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof; or (C) any event or circumstance, whether natural or caused by a person or persons, that is beyond the ability of the Depositary to prevent or counteract by reasonable care or effort (including, but not limited to, earthquakes, floods, severe storms, fires, explosions, war, terrorism, civil unrest, labor disputes or criminal acts; interruptions or malfunctions of utility services, internet or other communications lines or systems; unauthorized access to or attacks on computer systems or websites; or other failures or malfunctions of computer hardware or software or other systems or equipment), the Depositary is, directly or indirectly, prevented from, forbidden to or delayed in, or could be subject to any civil or criminal penalty on account of doing or performing and therefore does not do or perform, any act or thing that, by the terms of these Terms and Conditions or the Deposited Securities, it is provided shall be done or performed;

(ii) for any exercise of, or failure to exercise, any discretion provided for in these Terms and Conditions (including any determination by the Depositary to take, or not take, any action that these Terms and Conditions provide the Depositary may take);

(iii) for the inability of any Owner or Holder to benefit from any distribution, offering, right or other benefit that is made available to holders of Deposited Securities but is not, under the terms of these Terms and Conditions, made available to Owners or Holders; or

(iv) for any special, consequential, indirect or punitive damages for any breach of the terms of these Terms and Conditions.

Where, by the terms of a distribution or offering to which Article 9 applies, that distribution or offering may not be made available to Owners, and the Depositary may not dispose of that distribution or offering on behalf of the Owners and make the net proceeds available to Owners, then the Depositary shall not make that distribution or offering available to Owners, and shall allow any rights, if applicable, to lapse.

Neither the Depositary nor any of its directors, employees, agents or affiliates assumes any obligation or shall be subject to any liability under these Terms and Conditions to Owners or Holders, except that the Depositary agrees to perform its obligations specifically set forth in these Terms and Conditions without negligence or bad faith, and the Depositary shall not be a fiduciary or have any fiduciary duty to Owners or Holders. The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited Securities. The Depositary shall have no obligation to appear in, prosecute or defend any action, suit, or other proceeding in respect of any Deposited Securities or in respect of the American Depositary Shares, on behalf of any Owner or Holder or other person. The Depositary may rely, and shall be protected in relying upon, any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Depositary shall not be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or Holder, or any other person believed by it in good faith to be competent to give such advice or information. The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with a matter arising wholly after the date of that succession, provided that in connection with the issue out of which such potential liability arises, the Depositary performed its obligations without negligence or bad faith while it acted as Depositary. The Depositary shall not be liable for the acts or omissions of any securities depository, clearing agency or settlement system in connection with or arising out of book-entry settlement of American Depositary Shares or Deposited Securities or otherwise. In the absence of bad faith on its part, the Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities or for the manner in which any such vote is cast or the effect of any such vote. The Depositary may rely, and shall be protected in acting upon, any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Depositary shall have no duty to make any determination or provide any information as to the tax status of any issuer of Deposited Securities or any liability for any tax consequences that may be incurred by Owners or Holders as a result of owning or holding American Depositary Shares. The Depositary shall not be liable for the inability or failure of an Owner or Holder to obtain the benefit of a foreign tax credit, reduced rate of withholding or refund of amounts withheld in respect of tax or any other tax benefit. No disclaimer of liability under the United States federal securities laws is intended by any provision of these Terms and Conditions.

13.               TERMINATION OF AGREEMENT; SUCCESSION OF OR DELEGATION BY DEPOSITARY.

(a)       The Depositary may at any time initiate a termination of the agreement created by deposits of Shares under these Terms and Conditions by mailing notice of such termination to the Owners of all American Depositary Shares then outstanding at their addresses appearing upon the books of the Depositary at least 90 days prior to the date fixed in such notice for termination (the “Termination Date”), and that agreement shall terminate on that Termination Date.

(b)       At any time after the Termination Date, the Depositary may sell the Deposited Securities then held and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it, unsegregated and without liability for interest, for the pro rata benefit of the Owners of American Depositary Shares that remain outstanding, and those Owners will become general creditors of the Depositary with respect to those net proceeds. After making that sale, the Depositary shall be discharged from all obligations under these Terms and Conditions, except (i) to account for the net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of American Depositary Shares, any expenses for the account of the Owner of those American Depositary Shares in accordance with these Terms and Conditions and any applicable taxes or governmental charges) and (ii) for its obligations under paragraph (c) below.

(c)       After the Termination Date, the Depositary shall continue to receive dividends and other distributions pertaining to Deposited Securities (that have not been sold), may sell rights and other property as provided in these Terms and Conditions and shall deliver Deposited Securities (or sale proceeds) upon surrender of American Depositary Shares (after payment or upon deduction, in each case, of the fee of the Depositary for the surrender of American Depositary Shares, any expenses for the account of the Owner of those American Depositary Shares in accordance with these Terms and Conditions and any applicable taxes or governmental charges. After the Termination Date, the Depositary shall not accept deposits of Shares or deliver American Depositary Shares. After the Termination Date, (i) the Depositary may refuse to accept surrenders of American Depositary Shares for the purpose of withdrawal of Deposited Securities (that have not been sold) or reverse previously accepted surrenders of that kind that have not settled if in its judgment the requested withdrawal would interfere with its efforts to sell the Deposited Securities, (ii) the Depositary will not be required to deliver cash proceeds of the sale of Deposited Securities until all Deposited Securities have been sold and (iii) the Depositary may discontinue the registration of transfers of American Depositary Shares and suspend the distribution of dividends and other distributions on Deposited Securities to the Owners and need not give any further notices or perform any further acts under these Terms and Conditions except as provided in this Article.

(d)       Any corporation or other entity into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act. In addition, the Depositary may delegate its duties under the agreement under these Terms and Conditions to a person that shall become the successor Depositary. If the Depositary delegates its duties, it shall deliver all the Deposited Securities and the register of Owners to the successor Depositary and thereafter (i) the successor depositary shall be the Depositary and shall have all the rights and shall assume all the duties of the Depositary under these Terms and Conditions and (ii) the predecessor depositary shall cease to be the Depositary and shall be discharged and released from all obligations under these Terms and Conditions. A successor Depositary shall notify the Owners that it has become the successor Depositary and has assumed all the duties of the Depositary under these Terms and Conditions.

14.               CERTAIN FEES AND CHARGES OF THE DEPOSITARY.

The Depositary may charge any party depositing or withdrawing Shares, any party surrendering American Depositary Shares (including pursuant to a Replacement or Redemption of Deposited Securities or termination of the agreement created by deposits under these Terms and Conditions), any party to whom or from whom American Depositary Shares are issued or cancelled (including issuance pursuant to a stock dividend or stock split, rights offering or other distribution or a Replacement of Deposited Securities pursuant to Article 9 or 11) or Owners, as applicable, (i) fees for the delivery, surrender or cancellation of American Depositary Shares and deposit or withdrawal of Shares, (ii) fees for distributing cash, securities or other property received in respect of Deposited Securities, (iii) taxes and other governmental charges, (iv) registration or custodial fees or charges relating to the Shares, (v) cable (including SWIFT) and facsimile transmission expenses, (vi) foreign currency conversion expenses and fees, (vii) depositary services fees and (viii) any other fees or charges incurred by the Depositary or its agents in connection with servicing the deposited securities. The Depositary’s fees and charges may differ from those of other depositaries. The Depositary reserves the right to modify, reduce or increase its fees upon thirty (30) days' notice to the Owners. The Depositary will provide, without charge, a copy of its latest schedule of fees and charges to any party requesting it. The Depositary may collect any of its fees by deduction from any cash distribution payable, or by selling a portion of any securities to be distributed, to Owners that are obligated to pay those fees. In performing its duties under these Terms and Conditions, the Depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the Depositary and that may earn or share fees, spreads or commissions.

15.               COMPLIANCE WITH U.S. SECURITIES LAWS.

Notwithstanding anything to the contrary in these Terms and Conditions, the Depositary will not exercise any rights it has under these Terms and Conditions to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws including, but not limited to, Section 1A(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

16.               GOVERNING LAW; VENUE OF ACTIONS; JURY TRIAL WAIVER.

(a)       These Terms and Conditions, the American Depositary Shares and the Receipts shall be interpreted in accordance with and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York.

(b)       All actions and proceedings brought by any Owner or Holder against the Depositary arising out of or relating to the Deposited Securities, the American Depositary Shares or these Terms and Conditions, or any transaction contemplated herein, shall be litigated only in courts located within the State of New York.

(c)       EACH OWNER AND HOLDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE DEPOSITARY DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE SHARES OR OTHER DEPOSITED SECURITIES, THE AMERICAN DEPOSITARY SHARES OR THESE TERMS AND CONDITIONS, OR ANY TRANSACTION CONTEMPLATED HEREIN, OR THE BREACH HEREOF, INCLUDING, WITHOUT LIMITATION, ANY QUESTION REGARDING EXISTENCE, VALIDITY OR TERMINATION (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

17.               AMENDMENT OF THESE TERMS AND CONDITIONS AND THE RECEIPTS.

These Terms and Conditions and the Receipts may at any time be amended by the Depositary in any respect that it considers necessary or desirable. Any amendment that would prejudice any substantial existing right of Owners shall not become effective as to outstanding American Depositary Shares until the expiration of thirty (30) days after notice of such amendment has been given to the Owners of outstanding American Depositary Shares, except that prior notice shall in no event be required with respect to any amendment that would impose or increase any taxes or other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other similar expenses. Every Owner and Holder at the time any amendment so becomes effective shall be deemed, by continuing to hold American Depositary Shares or an interest therein, to consent and agree to that amendment and to be bound by the agreement created by these Terms and Conditions as amended thereby. In no event shall any amendment impair the right of the Owner of American Depositary Shares to surrender those American Depositary Shares and receive delivery of the amount of Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

18.               REBATES TO BROKERS; AFFILIATES OF DEPOSITARY.

(a)       From time to time the Depositary may pay rebates to brokers (including, without limitation, brokers that are affiliates of the Depositary) in connection with the deposit of Shares for the issuance of American Depositary Shares. The Depositary assumes no obligation or responsibility, and expressly disclaims any liability arising out of, or relating to, such rebates, including without limitation whether such rebates or any portion thereof are disclosed to or passed on to the beneficial owners by those brokers.

(b)       Each Owner hereby acknowledges that, in performing its duties under these Terms and Conditions, the Depositary may use brokers, dealers or other service providers that are affiliates of the Depositary and that may earn or share fees and commissions.